Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Agree Realty Corporation
Farmington Hills, Michigan
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2006, relating to the consolidated financial statements and schedule of Agree Realty Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006..

/s/ BDO Seidman, LLP

March 21, 2007
Troy, Michigan